Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2016, relating to the consolidated financial statements of BSQUARE Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

/S/ MOSS ADAMS LLP

Seattle, Washington

December 14, 2016